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                                     Exhibit 23.1



                      Consent of Independent Public Accountants

    As independent public accountants, we hereby consent to the incorporation of our reports included in this form 10-K, into the Company's previously filed Registrations Statements No. 33-29453 (Egghead, Inc. 1989 Employee Stock Purchase Plan); No. 33-59779 (Egghead, Inc. 1989 Option Plan); and No. 33-64033 (Egghead, Inc. Restated Nonemployee Director Stock Option).




    //Arthur Anderson, LLP


    Seattle, Washington

    June 27, 1997